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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33- ) and related Prospectus of PDG Environmental, Inc. for the registration of 858,660 Common Shares and to the incorporation by reference therein of our report dated May 15, 1997, with respect to the consolidated financial statements of PDG Environmental, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
January 7, 1998